UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
                                            October 15, 2002 (October 11, 2002)

                                  GenTek Inc.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

     Delaware                     001-14789                      02-0505547
     --------                     ---------                      ----------
(State or other             (Commission File Number)           (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


     Liberty Lane, Hampton, New Hampshire                        03842
    ----------------------------------------                ----------------
    (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code   (603) 929-2264
                                                     ---------------

                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On October 11, 2002, GenTek Inc. (the "Registrant") issued a press release stating that the Registrant and certain of its direct and indirect subsidiaries in the United States and Canada filed voluntary petitions for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on October 11, 2002. A copy of the press release is attached hereto as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS EXHIBITS.

         (c)      Exhibits


     Exhibit Reference Number           Exhibit Description
     ------------------------           -------------------

              99.1                      Press release of GenTek Inc. dated
                                        October 11, 2002.*


     _________________
     * Filed herewith

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  GENTEK INC.
                                                  --------------------------
                                                  (Registrant)


Date:  October 15, 2002                      By:   /s/ Matthew R. Friel
                                                  --------------------------
                                                  Name:  Matthew R. Friel
                                                  Title: Vice President and
                                                         Chief Financial Officer

                                                                 EXHIBIT 99.1
GenTek

NEWS RELEASE

Contact:   Richard Wool: 212-573-6100
           Richard_Wool@Sitrick.com





      GenTek Files Voluntary Petition for Reorganization Under Chapter 11 of the U.S. Bankruptcy Code to Facilitate Restructuring

                    Normal Worldwide Operations to Continue


PARSIPPANY, N.J., Oct. 11, 2002-- GenTek Inc. (OTC Bulletin Board: GNKI), a technology-driven manufacturer of telecommunications and other industrial products, announced that the Company and certain of its direct and indirect subsidiaries in the United States and Canada have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware.

         The Company believes that the protection afforded by a Chapter 11 filing best preserves its ability to continue to serve its customers and preserve the value and goodwill of its businesses, while it implements a new strategic plan to deleverage the Company's balance sheet and create an improved long-term capital structure. The Company emphasized that the decision to file for Chapter 11 protection does not relate to the company's operations, which remain cash positive.

GenTek Files Voluntary Petition for Reorganization Under Chapter 11, Page 2

         The Company believes that its available cash of approximately $110 million and continued cash flow from operations should be adequate to fund ongoing operations and meet all anticipated obligations to customers, vendors and employees during the Chapter 11 process, and that it will therefore have no foreseeable need for debtor-in-possession financing. GenTek's strong cash position permitted it to make approximately $32 million of principal and interest payments under the Company's current credit agreements in the past two weeks.

         GenTek expects to continue its normal worldwide operations without any adverse impact on its ability to serve customers in the United States and overseas. The Company has implemented appropriate measures, such as building supplemental inventory, designed to ensure uninterrupted deliveries to meet the needs of its customers.

         Like many other companies in the telecom sector, GenTek has had to contend with a severe and prolonged downturn in capital spending by telecom carriers and OEMs (original equipment manufacturers), as well as adverse conditions in the credit markets. The Company previously announced that it was in discussions with its senior bank lenders and an ad hoc committee of holders of its 11 percent Senior Subordinated Notes relating to a potential restructuring plan. These discussions are continuing and are expected to continue during the Chapter 11 process. The filing of a bankruptcy petition results in an immediate acceleration of the Company's senior credit facility and 11 percent Senior Subordinated Notes.

         The Chapter 11 filing includes the Company's Canadian subsidiary Noma Company, but does not include any other Canadian or other non-U.S. subsidiaries.


GenTek Files Voluntary Petition for Reorganization Under Chapter 11, Page 3

About GenTek Inc.
GenTek Inc. is a technology-driven manufacturer of telecommunications and other industrial products. Additional information about the company is available on GenTek's Web site at www.gentek-global.com.

This announcement includes forward-looking statements. GenTek has based these forward-looking statements on its current expectations and projections about future events. Although GenTek believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. GenTek undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this announcement might not occur.

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